UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2016, the Dallas Morning News, Inc., a wholly-owned subsidiary of A. H. Belo Corporation, entered into the Sublease Agreement for Old Dallas Library Building at 1954 Commerce Street, Dallas, Texas (the “Lease”) with 1914 Commerce Leasing LLC (the “Landlord”) for approximately 92,237 square feet of office space at 1954 Commerce Street, Dallas, Texas for the company’s new corporate headquarters. The Lease has a sixteen-year term, with the possibility of two renewal terms of five years each and provides for increasing base rent over the lease term beginning at $0.00 to $28.00 per square foot in year sixteen. In addition, the Lease provides for excess basic operating costs after the 2018 base year. The Lease is subject to Landlord’s completion of its construction obligations, and will be occupied by the company after construction and tenant improvements are complete, anticipated to be on or about June 1, 2017. The Lease is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the entry into the lease arrangements is furnished with this report as Exhibit 99.1.

In connection with the Lease, A. H. Belo Corporation delivered a guaranty of the obligations of The Dallas Morning News, Inc. under the Lease (the “Guaranty”), which guarantees to Landlord The Dallas Morning News, Inc.’s timely performance and observance of all covenants, conditions, and agreements under the Lease. The Guaranty is filed herewith as Exhibit 10.2 and incorporated herein by reference.

The foregoing summaries of the Lease and Guaranty are not complete and are qualified in their entirety by reference to the Lease and Guaranty, which are incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

    10.1  Sublease Agreement for Old Dallas Library Building dated December 30, 2016

    10.2  Guaranty of Lease dated December 30, 2016

    99.1  Press Release dated January 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2017	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel &
Secretary

EXHIBIT INDEX

10.1  Sublease Agreement for Old Dallas Library Building dated December 30, 2016

10.2  Guaranty of Lease dated December 30, 2016

99.1  Press Release dated January 3, 2017